Exhibit 10.15

FIRST AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. EMPLOYEE STOCK OWNERSHIP PENSION PLAN

(As Amended and Restated Effective January 1, 2001)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 9.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2002, in the following particulars:

1. By adding the following sentence to Section 1.03 of the Plan, immediately after subparagraph (e) thereof:

“Notwithstanding the foregoing, Annual Compensation will exclude any commissions any Employee or Participant receives from Celaris Group, Inc. or any successor.”

2. By substituting the following for subsection (1) of Section 8.03(a) of the Plan:

“(1) ‘Qualified Participant’ means a Participant who has attained age 55 and who has completed at least ten Years of Service (as that term is defined in the first paragraph Section 1.38 for purposes of determining eligibility to participate in the Plan). For purposes of this subsection, all service that a Participant had with an Acquired Employer shall be credited toward Years of Service.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 8th day of May 2002.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:

Its: